UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 24, 2007 (September 24, 2007)
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

1415 Murfreesboro Road
Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On September 24, 2007, Genesco Inc. (the “Company”) issued a press release announcing that it would reconvene the special meeting of shareholders initially convened on September 17, 2007. The special meeting of shareholders will be reconvened on October 4, 2007 at 11:00 a.m., local time, at Genesco’s executive offices, located at Genesco Park, 1415 Murfreesboro Road, Nashville, Tennessee to approve and adopt a charter amendment that would permit the redemption of Genesco’s Employees’ Subordinated Convertible Preferred Stock following the completion of the merger between the Company and a wholly-owned subsidiary of The Finish Line, Inc. that was previously approved by the Company’s shareholders. The approval and adoption of the charter amendment is not a condition to the completion of the merger. Shareholders of record as of the close of business on August 6, 2007 are entitled to notice of and to vote at the reconvened special meeting.
     A copy of the press release issued by the Company announcing the reconvening of the special meeting is filed as an exhibit hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description
99.1	Press Release dated September 24, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.
Date: September 24, 2007	By:	/s/ Roger G. Sisson
		Name:	Roger G. Sisson
		Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

No.	Exhibit
99.1	Press Release dated September 24, 2007.

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